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                                                         Item 24.b. Exhibit (10)


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 6, 1998, with respect to the consolidated financial statements of Security Benefit Life Insurance Company and Subsidiaries and the financial statements of Variflex included in the Registration Statement on Form N-4 No. 2-89328 and the related Statement of Additional Information accompanying the Prospectus of Variflex.

                                                               Ernst & Young LLP

Kansas City, Missouri
August 14, 1998